EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 23, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Dec 2007 – Nov 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.8%	-1.3%	-7.2%	-7.3%	-6.7%	-1.6%	2.5%	-1.6%	11.6%	-23.4%	-0.1	-0.2
B**	-0.8%	-1.3%	-7.8%	-7.9%	-7.3%	-2.2%	N/A	-2.2%	11.6%	-25.4%	-0.1	-0.3
Legacy 1***	-0.7%	-1.1%	-5.3%	-5.2%	-4.7%	N/A	N/A	-3.9%	11.1%	-18.7%	-0.3	-0.5
Legacy 2***	-0.7%	-1.2%	-5.6%	-5.5%	-5.1%	N/A	N/A	-4.3%	11.1%	-19.2%	-0.3	-0.5
Global 1***	-0.7%	-1.2%	-4.7%	-4.7%	-5.9%	N/A	N/A	-4.9%	10.6%	-18.1%	-0.4	-0.6
Global 2***	-0.7%	-1.2%	-5.0%	-4.9%	-6.1%	N/A	N/A	-5.2%	10.5%	-19.0%	-0.5	-0.6
Global 3***	-0.8%	-1.3%	-6.4%	-6.5%	-7.8%	N/A	N/A	-6.9%	10.5%	-24.0%	-0.6	-0.8

S&P 500 Total Return Index****	3.7%	0.0%	14.3%	15.5%	11.0%	1.2%	6.3%	1.2%	19.0%	-48.8%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-1.7%	0.5%	5.0%	8.2%	12.0%	9.8%	8.2%	9.8%	13.1%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	21%					21%
Energy	8%	Long	Crude Oil	2.2%	Short	8%	Long	Crude Oil	2.2%	Short
			Natural Gas	1.6%	Long			Natural Gas	1.6%	Long
Grains/Foods	7%	Short	Sugar	1.8%	Short	7%	Short	Sugar	1.8%	Short
			Coffee	1.4%	Short			Coffee	1.4%	Short
Metals	6%	Long	Gold	2.7%	Long	6%	Long	Gold	2.8%	Long
			Copper	0.7%	Short			Copper	0.7%	Short
FINANCIALS	79%					79%
Currencies	32%	Short $	Euro / Japanese Yen	2.9%	Long	31%	Short $	Euro / Japanese Yen	2.8%	Long
			Japanese Yen	2.7%	Short			Japanese Yen	2.7%	Short
Equities	14%	Long	Dax Index	2.4%	Long	14%	Long	Dax Index	2.4%	Long
			Eurostoxx Index	2.1%	Long			Eurostoxx Index	2.1%	Long
Fixed Income	33%	Long	Bunds	6.5%	Long	34%	Long	Bunds	6.5%	Long
			U.S. 10-Year Treasury Notes	6.2%	Long			U.S. 10-Year Treasury Notes	6.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied as speculators believed violence between Israel and Hamas early in the week could threaten oil production in the region.  Data showing a decline in domestic crude oil inventories provided additional support to prices.  Natural gas prices rose to a 14-month high, propelled by weaker-than-expected supply data and cold weather in the U.S., which boosted heating fuel demand forecasts.

Grains/Foods
Grains prices generally rose due to heavy buying by speculators attempting to take advantage of low prices caused by recent selloffs.  Sugar markets finished lower because of a late-week decline caused by industry reports showing elevated global production and weakening demand. Cocoa futures rallied in excess of 4% as forecasts for upcoming dry weather in Ghana and Ivory Coast put pressure on supply forecasts.

Metals
Gold and silver markets rose in excess of 2% and 5% respectively as a selloff in the U.S. dollar boosted demand for inflation-hedging assets.  Base metals markets predominantly moved higher as bullish economic data from Europe, including stronger-than-expected French and German investor confidence data, supported industrial demand forecasts.  Data showing an improvement in Chinese industrial production also added to gains in base metals.

Currencies
The euro rallied against counterparts due to bullish economic data from the region and reports Eurozone officials were making progress in Greek-aid talks.  The Japanese yen fell sharply as improved production data from China reduced demand for safe-haven assets in Asia.  Higher-yielding currencies, including the Australian and New Zealand dollars, were among the beneficiaries of the bullish Chinese data, both rallying nearly 2% higher against the U.S. dollar for the week.

Equities
Global equity markets moved steadily higher as a myriad of bullish news and economic data supported buying across the globe.  The main drivers behind gains in the equity markets was data showing increased housing starts in the U.S., bullish Eurozone confidence, and hopes the cease-fire between Israel and Hamas would help ease tensions in the region.

Fixed Income	U.S. and European fixed-income markets fell as a strong uptrend in the global equity markets and optimism surrounding the Eurozone’s financial situation put heavy pressure on safe-haven demand.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.